Think Partnership CEO Terminates Trading Plan

CLEARWATER, Fla. — July 20, 2007 — Think Partnership Inc. (AMEX: THK), an international leader in interactive performance-based marketing and related Internet technologies announced today that Scott P. Mitchell, president and chief executive officer, terminated on July 16, 2007 his personal stock trading plan conforming to Rule 10b5-1 under the Securities Exchange Act of 1934.  Prior to the plan’s termination, Mr. Mitchell completed his sale of shares of THK common stock pursuant to the volume limitations of Rule 144, as reported on his Form 144 recently filed with the SEC.

About Think Partnership Inc.

Think Partnership Inc. is an international leader in interactive performance-based marketing and related Internet technologies. Think provides a comprehensive and integrated set of scalable and cost-effective marketing solutions for both advertisers and publishers. These solutions increase customer retention and revenues through a diverse set of related marketing channels, including affiliate marketing, click-fraud-protected pay-per-click advertising, lead generation, interactive direct marketing, integrated offline advertising, campaign management, public relations, and branding. Think also operates several direct-to-consumer services including online dating, online education, and home business opportunities. High-profile brands include ValidClick™, PrimaryAds™, iLead Media, KowaBunga!®, BabyToBee, Second Bite™ and MarketSmart. For more information, visit www.thinkpartnership.com.

Contact:

Rachel Honoway, VP of Marketing

Tel 727-385-4865

rachel.honoway@thinkpartnership.com

Investor Relations:

Liolios Group, Inc.

Tel 949-574-3860